EXHIBIT 99.1

TRANSCRIPT OF VIDEO PRESENTATION

Lindblad Expeditions – National Geographic

OH THE PLACES WE WILL GO!

FOR NEARLY 40 YEARS

250,000 GUESTS

50/100/150 AT A TIME

TOGETHER WITH

LINDBLAD EXPEDITIONS – NATIONAL GEOGRAPHIC

EXPLORING OUR WORLD

[Various guests of Lindblad Expeditions speaking]

This is why you travel half way across the globe. This is what you come to see in the hopes that it will always be here.

It’s the magic of travel

We have found orcas

Oh my god

Quite amazing

It is pretty much beyond words

So worth it

Absolutely sensory overload

Totally overwhelmed, even a little bit spiritual

As if the crew here, the captain has cued the bears are cued the whales, incredible magical experiences

They came right up to our ship

It’s the trip of a lifetime

Naturalists on board are so passionate about their subject matter. It’s fantastic

Whoa

Look at that

Awesome, there’s more, there’s more

For the next two hours, we were just in and amongst these dolphins that were leaping everywhere. I don’t think I’ll ever stop talking about this day for the rest of my life.

Unbelievable

Once in a lifetime…just, I’ve got the chills

This particular minke whale came to our zodiac and the whale just continuously circled us. Just one of these incredible encounters that are a once in a lifetime experience

I’m so excited that we can see this baby. It’s really exciting

I’m standing in front of the third largest ice shelf in the world. It’s amazing

It’s the pictures that we see in National Geographic that all of a sudden we are watching with our own eyes.

[End of guest speakers]

Lindblad Expeditions – National Geographic

Join us on this remarkable journey